SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[Amendment No............]

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/ /  Soliciting Material Pursuant to Section 240.14a-11(c)
     or Section 240.14a-12

McDonald's Corporation
(Name of Registrant as Specified in Its Charter)

Gloria Santona
 (Name of Person(s) Filing Proxy Statement)

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Article in Internal Publication "QSC&V"

McDonald's shareholders -- exercise your right to vote!

Each year, McDonald's shareholders have the opportunity to vote at the Annual Meeting of Shareholders. During the second week in April, shareholders were mailed an Annual Report and a Proxy Statement, along with a proxy and voting instruction card.

The Proxy Statement provides important company information including directors' names, backgrounds, and stock holdings. It also explains the following items to be voted on at the Annual Meeting to be held at 10:30 a.m., May 20, 1999, at the Auditorium Theatre in Chicago, Illinois:

Item 1. Election of Directors. Hall Adams, Jr., Gordon C. Gray, Terry L. Savage, and Fred L. Turner are nominees for the Board of Directors. The Board recommends a vote FOR all nominees.

Item 2. Approval of Auditors. The Board is asking shareholders to vote FOR the approval of Ernst & Young LLP as auditors for 1999. Ernst & Young LLP audited the company's financial statements in 1998.

Item 3. Shareholder proposal to declassify the Board. The General Fund of the Union of Needletrades, Industrial and Textile Employees advised the company that it intends to present a proposal to declassify the Board at the Annual Meeting. McDonald's Board currently operates under a classified board structure that affords the company and its shareholders valuable protection against potentially coercive takeover tactics, whereby a party attempts to acquire control on terms that do not offer the greatest value to all shareholders. Accordingly, the Board believes this proposal is not in the best interests of the company's shareholders and recommends that shareholders vote AGAINST it.

Please read the proxy material, consider the issues, and exercise your right to vote by one of the following methods:

-	call the toll-free phone number indicated on your proxy card
-	access the Internet voting site at www.eproxyvote.com/mcd or
  www.mcdonalds.com/corporate/investor or
-	mail your signed proxy in the envelope provided

If you are a shareholder and have not received your Annual Report and proxy materials, or if you need a duplicate proxy card, please call McDonald's Shareholder Services at First Chicago Trust Company, 800/621-7825 (1-800-Mc1-
STCK).  Shareholders outside of the U.S. and Canada can call collect, 201/222-
4990.

Whether you own one share or one thousand shares, your vote counts!
For more information, call Lynn Camp, Investor Relations, 630/623-8432.